EXHIBIT 99.1

                               REOFFER PROSPECTUS
                            Distinctive Devices, Inc.
                        4,500,000 Shares of Common Stock

         This Prospectus relates to up to 2,000,000 shares of the common stock, $0.001 par value, of Distinctive Devices, Inc. (the "Common Stock"), a Delaware corporation (the "Company"), that may be issuable to certain named selling stock holders under awards of options granted under our 2002 Stock Option Plan (the "Plan") and up to 2,500,000 shares of Common Stock underlying non-plan stock option agreements between the Company and Sanjay Mody, Winfried Klimek and Earl Anderson (collectively, the "Executive Option Agreements").

         The Selling Stockholders, who are listed in the section of this Prospectus entitled "Selling Stockholders", may offer any or all of the shares owned by him that is/are covered by this Prospectus (the "Shares") for resale from time to time. We will not receive any proceeds from the sale of the Shares. We will pay all of the expenses associated with this Prospectus. The Selling Stockholders will pay the other costs, if any, associated with the sale of the Shares.

         The Selling Stockholders may sell the Shares through various means, including directly or indirectly to purchasers, in one or more transactions on any stock exchange or stock market on which the Shares are traded at the time of sale, in privately negotiated transactions, or through a combination of these methods. These sales may be at fixed prices, which may change, at market prices available at the time of sale, at prices based on the available market price at the time of sale, or at negotiated prices. If the Shares are sold through underwriters, broker-dealers, or agents, these parties may be compensated for their services in the form of discounts or commissions, which is deemed to be "underwriting compensation". Such underwriting compensation shall be the sole responsibility of the Selling Stockholders. If required, the Selling Stockholders will disclose the names of any underwriter(s), applicable commissions or discounts, and any other required information with respect to any particular sales in an accompanying prospectus supplement. For additional information on the Selling Stockholders' possible methods of sale, you should refer to the section in this Prospectus entitled "Plan of Distribution".

         Some of the Shares that were issued to the Selling Stockholders are "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act"), before their sale under this Prospectus. We have prepared this Prospectus for the sole purpose of registering the Shares under the Securities Act in order to allow the Selling Stockholders to offer and sell the Shares to the public, subject to any contractual limitations on the Selling Stockholders.

         Our Common Stock is currently traded on an over-the-counter bulletin board under the symbol DDVS. On June 15, 2004, the closing price for our Common Stock was $2.50.

         Investing in our Common Stock involves risks that are described in the "Risk Factors" section of this Prospectus included within this filing.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            DISTINCTIVE DEVICES, INC.
                           ONE BRIDGE PLAZA, SUITE 100
                           FORT LEE, NEW JERSEY 07024
                                 (201) 363-9922

         The date of this Prospectus is June 15, 2004.

TABLE OF CONTENTS


Additional Information........................................................3
Incorporation of Documents by Reference.......................................3
Our Company...................................................................3
Risk Factors..................................................................4
Cautionary Note Regarding Forward-Looking Statements..........................4
Use of Proceeds...............................................................5
Description of Securities.....................................................5
Selling Stockholders..........................................................5
Plan of Distribution..........................................................6
Interests of Named Experts and Counsel........................................7
Legal Matters.................................................................7
Indemnification of Directors and Officers.....................................7


         You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with any information that is different from the information contained in this Prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, the Shares only in jurisdictions where such offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of the front cover of this Prospectus, regardless of the time of the delivery of this Prospectus or of any sale of the Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 relating to the Plan and the Executive Option Agreements, including exhibits, under the Securities Act with respect to the Shares (the "Registration Statement"). This Prospectus does not contain all of the information and exhibits set forth in the Registration Statement. For further information regarding Distinctive Devices, Inc. and the Shares, the Company refers you to the Registration Statement. With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company files quarterly and annual reports, proxy statements and other information with the SEC. You may read and copy any document that the Company files, including the Registration Statement and its exhibits, at the public reference facilities of the SEC in Washington, D.C. or online at www.sec.gov. Additionally, ----------- you may request a copy of any such document from the Company directly at the address that appears on the first page of this Reoffer Prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which the Company previously filed with the SEC are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2003;

         (b) The Company's Quarterly Report on Form 10-QSB for the three months ended March 31, 2004; and

         (c) The description of Common Stock contained in our Certificate of Incorporation, as amended (filed as Exhibit 3.1 to our quarterly report for the fiscal quarter ended September 30, 2002).

         In addition, all documents we filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

THE COMPANY

         The Company through its subsidiaries, operates in two distinct segments: digital television technologies and telecom access equipment. The Company's newly-acquired wholly-owned subsidiary, galaxis technology ag, a German corporation, is involved in developing, manufacturing and marketing digital television technologies and in distributing digital Set-Top-Boxes on terrestrial, cable, satellite and IP platforms. Convergence GmbH, a subsidiary of galaxis, is a leading provider of Multimedia Home Platforms ("MHP") on Linux platform and develops advanced software applications for chip manufacturers. The Company's subsidiary Realtime Systems Ltd., an Indian corporation, designs, manufactures and sells Multi-Service Access Platforms ("MAP") that provide voice, data and video services over existing copper wire infrastructure for both telecom and cable carriers on networking protocols such as ATM, TCP/IP and other application protocol suites.


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


History

         During the fiscal year ended December 31, 2003, the operating business of the Company was conducted by two subsidiary corporations located in India, namely, Distinctive Devices (India), PLC, based in Mumbai (Bombay) ("DDI-India") and Realtime Systems Ltd., headquartered in New Delhi ("RTS"). DDI-India was organized in September 2001 and is 98.67% owned by the Company. RTS was acquired in December 2002 and 99.97% of its outstanding common stock is held by DDI-India. The Company's involvement in these Indian operations is attributable to Mr. Mody, a native of India, who became the Company's President and CEO in May 2001. He has been a DDI shareholder and director since March 2000.

         A third subsidiary, International Gemsource, Inc. ("Gemsource"), was formed in January 2002 for the purpose of trading in gemstones. It had no sales activity during 2003, but plans to be active in 2004. A fourth subsidiary, Webpulse Consulting, Inc. ("Webpulse"), was acquired in October 2001. Initially, Webpulse was a provider of software consulting and website management services; it was inactive during 2003. Both companies are based at the Company's offices in Fort Lee, New Jersey.

         On January 14, 2004, the Company acquired all of the outstanding capital stock of galaxis technology, ag, of Lubeck, Germany ("Galaxis"), together with its subsidiaries OmniScience Multimedia Lab GmbH ("Omniscience") and Convergence GmbH ("Convergence"), in exchange for 6,400,000 shares of the Company's Common Stock. Additionally, the Company issued 3,000,000 shares of our Common Stock to Galaxis for its use to further collateralize its bank borrowings. Under current accounting rules, the 3,000,000 shares are deemed not to be outstanding for financial statement purposes, inasmuch as they are held by a wholly-owned subsidiary.

         In November 2002, Distinctive Devices, Inc., a New York corporation ("DDI-NY"), which had formed the Company as a wholly-owned subsidiary, merged itself into the Company for the purpose of changing the state of incorporation to the State of Delaware from the State of New York. Immediately prior to the merger, all of the outstanding shares of DDI-NY Preferred Stock were converted into shares of DDI-NY Common Stock, and DDI-NY effected a one-for-six reverse split of the DDI-NY Common Stock. The merger was then concluded on a share-for-share basis.

RISK FACTORS

         The Company's business, including activities of its recently-acquired subsidiary, Galaxis, could be adversely affected by a number of factors including, among others: limited resources and substantial working capital deficits; technology changes in the industries the Company serves; extremely competitive pricing environments in markets the Company serves; reliance upon suppliers of components and sub-assemblies, several with far eastern factories which could be subject to production interruptions; difficulty in effectively managing disparate production, marketing and administrative functions in Germany, India and the U.S.; currency risks associated with the sale of virtually all of the Company's products and services in either Euros or Indian Rupees; the Company's ability to protect the Company's intellectual property, undetected technical problems in products the Company markets; changes in governmental regulations which affect the Company's products or services; and general economic and market conditions.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

         This Prospectus contains forward-looking statements that the Company believes are within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by such acts. These statements describe the Company's attempt to predict future events, such as its plans for future expansion, its ability to achieve satisfactory operating performance, the viability of its business model, its expansion into other businesses and pursuit of other business opportunities, and the Company's intent to focus its business operations in specific geographic markets. The words "may," "expect," "believe," "plan," "intend," "anticipate," "estimate," "continue," and similar expressions, as well as discussions of the Company's strategy and pending transactions, are


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


intended to identify forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will in fact occur and caution that actual results may differ materially from those in the forward-looking statements. The important factors listed in the section entitled "Risk Factors," as well as any cautionary language in this Prospectus, provide examples of risks, uncertainties and events that may cause the Company's actual results to differ materially from the expectations described in any forward-looking statements. You should be aware that the occurrence of the events described in these factors and elsewhere in this Prospectus could have an adverse effect on the Company's business, results of operations or financial condition.

         You should not unduly rely on these forward-looking statements, which speak only as of the date of this filing. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this filing or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on the Company's behalf, are expressly qualified in their entirety by the forward-looking statements set forth in this Report.

USE OF PROCEEDS

         The Selling Stockholders will receive all of the proceeds from the resale of the Shares. The Company will not receive any of the proceeds from the resale of the Shares. To the extent the Selling Stockholders exercise the options under their Executive Option Agreements to purchase shares of Common Stock offered hereby, the Company would receive up to $1,750,000 from such exercises, all of which funds will be added to the Company's general working capital and used for general business purposes.

DESCRIPTION OF SECURITIES TO BE REGISTERED

         Each share of common stock, $0.001 par value, of the Company has one vote for election of directors and all other matters submitted to a vote of stockholders. Shares of common stock do not have cumulative voting, preemptive, redemption or conversion rights.

SELLING STOCKHOLDERS

         This Prospectus relates to the Shares. The Selling Stockholders may resell any or all of the Shares they own at any time during which this Prospectus is effective. The table below describes, as of June 15, 2004 (a) the name of each Selling Stockholder and his relationship to the Company during the last three years; (b) the number of shares of Common Stock each Selling Stockholder beneficially owned prior to this offering; (c) the number of Shares which may be offered pursuant to this Prospectus by each Selling Stockholder; and (d) the amount and the percentage of the Company's Common Stock that would be owned by each Selling Stockholder after completion of this offering. The information contained in this table may be amended or supplemented from time to time.


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


                                                                         Beneficial Ownership after the
                                                                                    Offering
                                                                         ------------------------------
Name of Seller     Relationship to    Number of Shares   Shares to be      Number of    Percentage of
                   Company            Beneficially       Sold              Shares       Common Stock
                                      Owned Prior to
                                      the Offering/1/
Sanjay Mody        Chief              2,191,667/2/       1,000,000/5/      1,191,667    5.6
                   Executive
                   Officer  and
                   President

Winfried           Director           312,500/3/         312,500/5/        0            *
Klimek

Earl Anderson      Director           426,800/4/         250,000/5/        176,800      *

         * less than 1%

         (1) The number of shares beneficially owned is determined under rules promulgated by the SEC and includes outstanding shares of common stock and options for common stock that have vested or will vest within 60 days. Beneficial ownership is determined under the rules of the SEC, and generally includes voting or investment power with respect to securities. Except as otherwise indicated above, to the Company's knowledge, the persons and entities named in the Selling Stockholder table have sole voting and sole investment power with respect to all securities which they beneficially own.

         (2) Includes (i) 1,850,000 shares subject to presently exercisable warrants and options, of which 782,500 shares underlie warrants and options held by his spouse, and (ii) 187,500 shares held directly by his spouse. He disclaims beneficial ownership of shares owned by his spouse. Excludes 100,000 shares subject to options which are not presently exercisable.

         (3) Does not include 937,500 shares subject to options which are not presently exercisable.

         (4) Includes 287,500 shares subject to presently exercisable options. Does not include 37,500 shares subject to options which are not presently exercisable.

         (5) The Shares are subject to a pledge agreement between the Selling Security Holder and Twinkle International FZE, an United Arab Emirates company, dated April 20, 2004 (a copy of the pledge agreement is filed as Exhibit 10.4 to the Current Report of Form 8-K filed on April 29, 2004 for an event that occurred on April 20, 2004, and incorporated herein by reference).

         The Company prepared this table based on the information supplied to the Company by the Selling Stockholders named in the table.

         Information about other Selling Stockholders will be set forth in prospectus supplements or post-effective amendments, if required. The Selling Stockholders listed in the above table may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their Shares since the date on which the information in the above table is presented. Information about the Selling Stockholders may change from


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


time to time. Any changed information with respect to which the Company is given notice will be set forth in prospectus supplements.

         None of the Selling Stockholders who are affiliates of broker-dealers purchased the securities outside of the ordinary course of business or, at the time of the purchase of the securities, had any agreements or understandings, directly or indirectly, with any person to distribute the securities.

         Because the Selling Stockholders may offer all or some of their common stock from time to time, we cannot estimate the amount of the common stock that will be held by the Selling Stockholders upon the termination of any particular offering. See the section entitled "Plan of Distribution" for further information.

PLAN OF DISTRIBUTION

         None of the Selling Stockholders has advised the Company of any specific plans for the sale, transfer, gift or other disposition of the Shares offered under this Prospectus. However, if any Shares are sold, the Company expects that the Shares will be sold from time to time primarily through transaction on the over-the-counter bulletin board, although sales also may be made in negotiated transactions or otherwise. Sales prices may or may not be related to prevailing market prices on the over-the-counter bulletin board.

         The Selling Stockholders may effect these transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive customary brokerage commissions and charges or compensation in the form of discounts, concessions or commissions from such Selling Stockholder or the purchaser of the Shares so sold for whom such broker-dealers may act or to whom they may sell as principal or both (which compensation, as to a particular broker-dealer, may be in excess of customary commissions). Shares covered by this prospectus also may be sold under Rule 144 or another exemption under the Securities Act of 1933, as amended (the "Securities Act"), rather than pursuant to this Prospectus.

         In connection with the sale of the Shares, the Selling Stockholders and any participating broker or dealer may be deemed to be "underwriters" within the meaning of the Securities Act, and any profits on the sale of Shares or commissions they receive may be deemed to be underwriting discounts and commissions under the Securities Act.

         There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered by them hereby.

NAMED EXPERTS AND COUNSEL

         The financial statements as of and for the years ended December 31, 2003 and December 31, 2002, incorporated in this prospectus by reference from our Annual Report on Form 10-KSB for the year ended December 31, 2003, have been audited by Goldstein Lewin & Co., independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The validity of the Shares that may be sold using this Prospectus will be passed upon for the Company by Thelen Reid & Priest LLP.

LEGAL MATTERS

         The Company is involved in litigation which it considers routine and incidental to its business. The Company does not expect the results of these actions to have a material adverse effect on our business, results of operations or financial condition.

INDEMNIFICATION OF DIRECTORS AND OFFICERS


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


         A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporations law ("DGCL"), or (iv)for any transaction from which the director derived any improper personal benefit. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

         The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or by or in the right of the Company to procure judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, manager, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, in accordance with and to the full extent permitted by statute. Expenses (including attorneys' fees) incurred in defending any civil, criminal administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, manager, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized by this paragraph. The indemnification provided by this paragraph shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under this Certificate of Incorporation, the By-Laws or any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


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